UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 25, 2018

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2018, Surgery Partners, Inc. (the “Company”) issued a press release relating to the matters set forth in Item 5.02, as well as reaffirming its guidance for the fiscal year ended December 31, 2017. See the press release attached as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 2.02 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of R. David Kretschmer as CSTO and Interim CFO; Resignation of Teresa Sparks as CFO

On January 25, 2018, the Board of Directors (the “Board”) of the Company appointed R. David Kretschmer, age 59, to serve as Chief Strategy and Transformation Officer.  In the near term, Mr. Kretschmer will also serve as interim Chief Financial Officer of the Company, following the departure of Teresa Sparks, who stepped down from her role as Chief Financial Officer of the Company, effective as of January 25, 2018.

Mr. Kretschmer joins Surgery Partners from Anthem, Inc. (“Anthem”), where he most recently served as Senior Vice President of Treasury and Corporate Strategy. From February 1991 to February 2018, Mr. Kretschmer held many responsibilities at Anthem, including treasury and corporate finance activities, enterprise risk management, corporate strategy and development, cash collections and disbursements, and management of Anthem’s $24 billion investment portfolio. Prior to his time at Anthem, Mr. Kretschmer held a variety of financial management and corporate finance roles. Mr. Kretschmer will begin his new roles at Surgery Partners on February 12, 2018. Mr. Kretschmer received his B.S. in Business from the George Washington University and his M.B.A. from the University in Chicago.

Employment Agreement with R. David Kretschmer

On January 25, 2018, the Company entered into an employment agreement with Mr. Kretschmer (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Kretschmer is entitled to receive an annual base salary of $450,000 subject to adjustment at the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”). In addition, Mr. Kretschmer is eligible to earn an annual bonus with a target amount equal to 60% of Mr. Kretschmer’s base salary, with the amount of such bonus to be determined by the Board or the Compensation Committee based on the achievement of performance goals established by the Board or the Compensation Committee. Mr. Kretschmer is also entitled to a conditional cash award (the “Conditional Cash Award”) following his start date, not to exceed $270,000, based on the bonus paid by his prior employer. The Conditional Cash Award must be repaid to the Company in the event Mr. Kretschmer leaves the Company under certain circumstances within two years of his commencement of employment. The Employment Agreement entitles Mr. Kretschmer to participate in Company employee benefit programs for which senior executives of the Company are generally eligible, subject to the eligibility and participation requirements thereof.

The Employment Agreement also provides that Mr. Kretschmer will be granted, on or as soon as reasonably practicable following commencement of his employment, the following equity incentive awards, each of which is subject in all respects to the Company’s 2015 Omnibus Incentive Plan (a copy of which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on October 6, 2015) (the “Incentive Plan”):

(i)  A restricted stock award of shares common stock of the Company, par value $ 0.01 per share (the “Common Stock”), worth $500,000 on the date of grant (the “Restricted Stock Award”). The Restricted Stock Award will vest as to one-third of the award on each of the first three anniversaries of the date of grant, generally subject to continued employment on each vesting date; and

(ii)  A leveraged performance unit award (the “LPU Award”) with a target number of units equal to 23,682 shares of Common Stock. The LPU Award is eligible to be earned based on the compound annual growth rate of the Company’s total stockholder return considered both alone and relative to that of the companies that make up the S&P Composite 1500 Health Care Companies, over a three-year performance period. The number of shares issuable under such award will be determined based on the level at which the goals are achieved and can range from 0% of the shares subject to the award to a maximum of 500% of such shares (or eight times the grant date fair value of the award, if less). The portion of the LPU Award that becomes earned, if any, following completion of the performance period vests as to one-third of the award on each of the performance period end date and the first two anniversaries of the performance period end date, subject to continued employment on each vesting date.

In addition, Mr. Kretschmer is entitled to reimbursement of reasonable expenses incurred in connection with his relocation to a location that is a reasonable commuting distance to the Company’s principal executive officers, including a tax gross-up on such expenses, subject to any restrictions set by the Company and to such reasonable substantiation and documentation as may be specified by the Company.The Employment Agreement may be terminated (i) by Mr. Kretschmer upon 60 days’ advance written notice, (ii) by Mr. Kretschmer for “Good Reason,” (iii) upon Mr. Kretschmer ‘s death or disability or (iv) by the Company upon notice, or at any time for “Cause.” If Mr. Kretschmer’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason,” Mr. Kretschmer will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, (i) 12 months base salary and target annual bonus, payable in the form of salary continuation over the 12-month period following the date of termination, and (ii) if Mr. Kretschmer timely elects continued coverage under COBRA, and for so long as he remain eligible for COBRA coverage during the 12-month period following the date of his termination of employment, an additional cash payment equal to the portion of the monthly group health insurance premiums that the Company contributes for its active employees.

Pursuant to the Employment Agreement, Mr. Kretschmer is bound by certain restrictive covenants, including non-competition and non-solicitation restrictions for a period of 18 months following the termination of his employment. The Employment Agreement includes certain other customary terms, including with respect to protection of confidential information and documents, assignment of intellectual property rights, reimbursement of business expenses, and director and officer indemnification and insurance coverage.

Mr. Kretschmer has also entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Separation and Consulting Agreement with Teresa Sparks

Also on January 25, 2018, the Company and Ms. Sparks entered into a separation and consulting services agreement (the “Consulting Agreement”), pursuant to which Ms. Sparks will provide certain consulting services to the Company and its subsidiaries for a period of six (6) months following the effective date of her resignation (the “Resignation Date”). In exchange, the Company will pay Ms. Sparks an aggregate consulting fee of $225,000, payable in lump sum no later than 30 days following the Resignation Date.  Ms. Sparks is also entitled to reimbursement of up to $5,000 for reasonable and documented attorneys fees incurred in connection with the drafting of the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Consulting Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.2 of this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and among Surgery Partners, Inc., Surgery Partners, LLC and R. David Kretschmer, dated January 25, 2018.
10.2	Separation and Consulting Services Agreement, by and between Surgery Partners, Inc. and Teresa Sparks, dated January 25, 2018.
99.1	Press Release, dated January 29, 2018 issued by Surgery Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

	By:	/s/ Jennifer Baldock
Jennifer Baldock
Senior Vice President, General Counsel

Date: January 29, 2018